Exhibit 23.01



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 14, 2002 in this Form 10-K for the year ended December 31, 2001, into the Company's previously filed Form S-8 Registration Statement File Nos. 333-59822, 333-56891 and 333-35207.


ARTHUR ANDERSEN LLP

Houston, Texas
March 27, 2002


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